                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                       The Dow Chemical Company

Address of Joint Filer:                    2211 H.H. Dow Way, Midland,
                                           Michigan 48674

Relationship of Joint Filer to Issuer:     10% Owner

Issuer Name and Ticker or Trading Symbol:  AgroFresh Solutions, Inc. [AGFS]

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):                          8/30/2018

Designated Filer:                          DowDuPont Inc.